POWER OF ATTORNEY
        Know all by these presents, that the undersigned hereby constitutes* and appoints each of Darrow A. Abrahams and Lisa Lay signing singly, as the* undersigned's true and lawful attorney-in-fact to:
(1) prepare, execute in the undersigned's name and on the undersigned's* behalf and submit to the U.S. Securities and Exchange Commission (the "SEC")* a Form ID, including amendments thereto, and any other documents necessary or* appropriate to obtain, update, maintain, or renew access credentials* (including without limitation, any codes, passwords, passphrases, or any other* account credentials required by the SEC) to the SEC's Electronic Data* Gathering and Retrieval ("EDGAR") system, and to enroll, participate in, and* comply with the SEC's EDGAR Next platform (including managing account* administrators, technical administrators, delegated entities, and authorized* users), in each case as necessary or appropriate to enable the undersigned* to make electronic filings with the SEC of reports required by Section 16(a)* of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or* any rule or regulation of the promulgated thereunder;
(2) execute for and on behalf of the undersigned, in the undersigned's* capacity as an officer and-or director of O-I Glass, Inc.*
(the "Company"), Forms 3, 4 and 5 in accordance with Section 16(a)* of the Exchange Act and the rules promulgated thereunder;
(3) do and perform any and all acts for and on behalf of the undersigned* which may be necessary or desirable to complete and execute any such Form*
3, 4 and 5 and timely file such form with the SEC and any stock* exchange or similar authority; and
(4) take any action of any type whatsoever in connection with the foregoing* which, in the opinion of such attorney-in-fact, may be of benefit to, in* the best interest of, or legally required by, the undersigned, it being* understood that the documents executed by such attorney-in-fact on* behalf of the undersigned pursuant to this Power of Attorney shall be in* such form and shall contain such terms and conditions* as each such attorney-in-fact may approve in each such attorney-in-fact's* discretion.
The undersigned hereby grants to each such attorney-in-fact full power* and authority to do and perform any and every act and thing whatsoever* requisite, necessary, or proper to be done in the exercise of any of the* rights and powers herein granted, as fully to all intents and purposes as* the undersigned might or could do* if personally present, with full power of substitution or revocation,* hereby ratifying and confirming all that each such attorney-in-fact,* or each such attorney-in-fact's substitute or substitutes, shall lawfully* do or cause to be done by virtue of this Power of Attorney and the* rights and powers herein granted.
The undersigned acknowledges that the*
foregoing attorneys-in-fact, in serving in such capacity at the request* of the undersigned, are not assuming, nor is the Company assuming, any of* the undersigned's responsibilities to comply with Section 16 of the*
Exchange Act.
This Power of Attorney shall remain in full force and effect until the* undersigned is no longer required to file Forms 3, 4 and 5 with respect* to the undersigned's holdings of, and transactions in, securities* issued by the Company, unless earlier revoked by the undersigned in a* signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF the undersigned has caused this Power of Attorney* to be executed as of this 13th day of May, 2026.

/s/ Samuel R. Chapin

Print Name:  Samuel R. Chapin